EXHIBIT 99.1

DARRELL FLYINGMAN, GOVERNOR OF THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, TAKES OVER MANAGEMENT OF TRIBAL CASINOS MANAGED BY SOUTHWEST CASINO CORPORATION

MINNEAPOLIS, MN — August 20, 2007 — Southwest Casino Corporation (OTCBB: SWCC) announced today that at approximately 8:30 p.m. on Sunday, August 19, 2007, Darrell Flyingman, Governor of the Cheyenne and Arapaho Tribes of Oklahoma, purported to take over the management of the Tribes’ Lucky Star Casinos in Concho and Clinton, Oklahoma that Southwest managed under a gaming management contract with the Tribes.  Governor Flyingman purported to takeover management of the casinos based on a decision by the National Indian Gaming Commission on Friday August 17, 2007.

Late on Friday afternoon, August 17, 2007, the Supreme Court of the Cheyenne and Arapaho Tribes of Oklahoma reversed a May 18, 2007 lower court decision that Amendment No. 11 to the gaming management contract between Southwest and the Cheyenne and Arapaho was valid under the Tribes’ Constitution.  Southwest manages the Lucky Star Casinos for the Cheyenne and Arapaho in accordance with Amendment No. 11 to its gaming management contract which would have expired on May 19, 2009 or when new gaming management agreements between Southwest and the Tribes were approved by the NIGC.  In its opinion, the tribal Supreme Court stated that in view of the importance of tribal gaming revenue stability to the economic security, health and welfare of the Tribes, and the importance of governmental and economic stability to the Tribes as a general matter, it had stayed the effectiveness of its decision until October 16, 2007.

At approximately 8:00 p.m. on August 17, 2007, the National Indian Gaming Commission issued an Order based on the tribal Supreme Court opinion reversing its prior approval of Amendment No. 11. Under federal law, the NIGC must approve all gaming management contracts.  The NIGC decision and order makes no mention of the stay of the tribal Supreme Court’s decision until October 16, 2007.  Darrell Flyingman, Governor, ignored the stay in the tribal Supreme Court’s decision and relied on the NIGC’s order in purporting to take over casino management on Sunday night.  Southwest intends to appeal the NIGC’s decision and seek immediate clarification as to its effective date.

About Southwest Casino Corporation

Southwest Casino Corporation develops, owns, operates, manages and provides consulting services to casinos, gaming facilities and leisure facilities.  Southwest owns and operates two casinos, the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple Creek, Colorado.  Southwest also owns a 50 percent membership interest in North Metro Harness Initiative, LLC, which is building a harness racetrack and 50-table card room in Columbus, Minnesota on the north side of the Twin Cities Metropolitan Area.  Southwest’s corporate offices are located at 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota 55425.

This Press Release does not constitute an offer of to sell or solicitation of an offer to buy any securities.

This Press Release contains forward-looking statements, including statements regarding Southwest’s beliefs about its ongoing business.  These forward-looking statements involve risks and uncertainties that could cause the statements to be incorrect or cause actual results to differ materially.  Those risks include all risks associated with the managing, expanding and developing existing and new Native American gaming facilities.  Many of these risks are specifically identified in Sections 2, 4 and 5 of the Risk Factors Section of our Annual Report on Form 10-KSB filed March 21, 2007.  Other risks applicable to these forward-looking statements are also described in our periodic reports filed with the Securities and Exchange Commission.  Southwest does not undertake to update any forward-looking statements it makes; but may choose from time to time to update them and, if it does, will disseminate the updates to the investing public.

Contact:	Thomas E. Fox
President
Southwest Casino Corporation
Telephone: 952-853-9990

Investor Relations
Strategic Growth International
Stan Altschuler or Richard Cooper
212-838-1444 Tel.
saltschuler@sgi-ir.com
rcooper@sgi-ir.com
www.sgi-ir.com